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                                                                    EXHIBIT 99.1

                 As Amended March 17, 1999 and October 19, 1993

                               ZANY BRAINY, INC.
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                           1993 STOCK INCENTIVE PLAN
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     1.   Definitions.  As used herein, the following terms have the
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meanings hereinafter set forth:

          (a) "Affiliate" shall mean a corporation which is a parent corporation
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or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or 424(f) of the Code.

          (b) "Award" shall mean a transfer of Common Stock subject to
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conditions of forfeiture (or the right to purchase Common Stock subject to conditions of forfeiture) made pursuant to sections 3 and 10 of the Plan.

          (c) "Award Agreement" shall mean the agreement between the Company and
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a Grantee with respect to an Award made pursuant to the Plan.

          (d) "Board" shall mean the Board of Directors of the Company or of an
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Affiliate; "Company's Board" shall mean the Board of Directors of Zany Brainy,
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Inc.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended,
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and the same as may be further amended from time to time.

          (f) "Committee" shall mean the Company's Board, subject to the right
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of the Company's Board to designate some other committee to make recommendations to it for the grant of Options and Awards and/or to assume other designated responsibilities in the administration of the Plan.

          (g) "Common Stock" shall mean the Company's common stock, par
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value $0.01 per share.

          (h) "Company" shall mean Zany Brainy, Inc., a Pennsylvania
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business corporation.

          (i) "Grantee" shall mean a person to whom an Award has been
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granted pursuant to the Plan.
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          (j) "Incentive Stock Option" or "ISO" shall mean an Option granted
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pursuant to the Plan which is intended to constitute an incentive stock option within the meaning of section 422 of the Code.

          (k) "Option" shall mean the right to purchase Common Stock
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granted pursuant to sections 3 and 7 of the Plan.

          (l) "Option Agreement" shall mean the agreement between the Company
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and the Optionee under which the Optionee may purchase Common Stock pursuant to the Plan.

          (m) "Optionee" shall mean a person to whom an Option has been
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granted pursuant to the Plan.

          (n) "Plan" shall mean Zany Brainy, Inc. 1993 Stock Incentive Plan, as
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set forth herein, and the same as may be amended from time to time.

          (o) "Stock Appreciation Right" or "SAR" shall mean the right granted
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pursuant to the Plan in connection with an Option to surrender the Option and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock subject to the Option so surrendered over the exercise price of the Option.

     2.   Purpose.  The Plan is intended as an additional incentive to key
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employees and non-employee members of the Board to enter into or remain in the employ of the Company or any Affiliate or to serve on the Board and to devote themselves to the Company's success and to reward past service of such persons by providing them with an opportunity to acquire or increase a proprietary interest in the Company through receipt of Awards and/or Options.

     3.   Administration.  The Plan shall be administered by the Company's
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Board or the Committee if a Committee is appointed.  The powers and duties of the Committee set forth in this Plan shall be exercised by the Company's Board in the absence of a Committee.

          The Committee shall from time to time at its discretion grant Options and Awards pursuant to the terms of the Plan. Subject to section 4, the Committee shall have plenary authority to determine the persons to whom and the times at which Options or Awards shall be granted, the number of shares of Common Stock to be covered thereby and the price and other terms and conditions thereof, including in the case of an Option a specification with respect to whether or not the option is intended to be an ISO and/or to include an SAR. In making such determinations the Committee may take into account the nature of the person's services and responsibilities, the person's present and potential contribution to the Company's success and

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such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

     4.   Eligibility.
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          (a) All key employees of the Company or an Affiliate and all members of the Board shall be eligible to receive Options or Awards hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as a key employee.

     5.   Shares.  The aggregate maximum number of shares for which options
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or Awards may be issued under the Plan is 300,000 shares of the Company's Common
Stock, $.0l par value, adjusted as provided in section 11. Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason or if any shares which are subject to an Award are forfeited for any reason, the Shares allocable thereto may again be the subject of an Option or Award granted pursuant to the Plan.

     6.   Effective Date and Term of the Plan.
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          (a) Effective Date.  The Plan shall be effective immediately.
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          (b) Term. This Plan shall terminate on May 9, 2003 and no Option
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or Award shall be granted hereunder after such date.

     7.   Terms and Conditions of Options.  Options granted pursuant to the
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Plan shall be evidenced by written Option Agreements in such form as the
Committee shall from time to time approve, which Option Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

          (a) Number of Shares.  Each Option Agreement shall state the
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number of shares to which it pertains.

          (b) Exercise Price.  Each Option Agreement shall state the exercise
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price at which shares covered by the Option may be purchased.  In the case of an
ISO, the exercise price shall be at least 100% of the fair market value of the Common Stock on the date the ISO is granted; provided, however, if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate,

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then the exercise price shall be at least 110% of the fair market value of the shares on the date the Option is granted. If the Common Stock is traded in a public market, then the fair market value per share shall be the mean between the closing "bid" and "asked" prices thereof or the mean between the highest and lowest quoted selling prices thereof, as applicable, as the Committee determines, on the day the Option is granted as reported in customary financial reporting services. If the Common Stock is not traded in a public market, fair market value shall be determined in good faith by the Committee.

          (c) Medium of Payment.  An Optionee shall pay for shares (i) in cash,
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(ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve. Furthermore, the Committee may provide in an Option Agreement that payment may be made all or in part in shares of the Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock owned by such optionee, free of all liens, claims and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the Optionee. For purposes of determining the amount of payment, shares of Common Stock tendered as payment by the Optionee shall be valued at fair market value (as determined under subsection 7(b)) on the date of exercise (as determined under section 9). Notwithstanding the foregoing, the Committee, in its sole discretion, may refuse to accept shares of Common Stock in payment of the exercise price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Committee to accept such shares in payment of the exercise price. The Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

          (d) Termination of Options.  No Option shall be exercisable after
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the first to occur of the following:

              (i) Expiration of the term specified in the Option Agreement, which shall not exceed (A) five years from the date of grant with respect to an ISO if the Optionee on the date of grant owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate or (B) ten yea rs in all other cases;

              (ii) Termination of the optionee's employment or service as a director with the Company and its Affiliates, subject to such additional periods not to exceed one year as the Committee shall determine, which periods may vary with the reason for termination including, without limitation, the Optionee's death, disability or retirement;

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          (iii) The date set by the Committee to be an accelerated expiration date in the event of dissolution or liquidation of the Company or consummation of any acquisition or business combination transaction in which the Company is not the surviving or acquiring entity or in which the Company becomes an 80% or more owned subsidiary of another person or company, in which case the Committee may take whatever other action with respect to the Option, including acceleration of any exercise provisions, it deems necessary or desirable; or

          (iv) A finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company or an Affiliate, or has been engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee, shall automatically forfeit all shares for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price.

     (e)  Transferability of Grants.
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          (i) Nontransferability of Grants.  Except as provided below, only the
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Grantee may exercise rights under an Option during the Grantee's lifetime.  A
Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

          (ii) Transfer of Nonqualified Stock Options. Notwithstanding the
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foregoing, the Committee may provide, in an Option Agreement, that a Grantee may transfer nonqualified stock options to family members, according to such terms as the Committee may determine; provided that the Option is not transferred to the family member for value. For purposes of the Plan, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation

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in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. The following transactions are not deemed to be transfers for value for purposes of the Plan:

                         (i)  a transfer under a domestic relations order in
settlement of marital property rights; and

                         (ii) a transfer to an entity in which more than fifty
percent of the voting interests are owned by family members (or the employee) in exchange for an interest in that entity.

          (f) Other Provisions.  The Option Agreements shall contain such other
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provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

          (g) Amendment.  The Committee shall have the right to amend Option
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Agreements issued to an Optionee subject to his consent, except that the consent of the Optionee shall not be required for any amendment made under subsection 7(d)(iii).

     8.   Stock Appreciation Rights (SARs).
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          (a) In General.  Subject to the terms and conditions of the Plan, the
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Committee may, in its sole and absolute discretion, grant to an Optionee rights to surrender to the Company, in whole or in part, an option, and to receive in exchange therefor payment by the Company of an amount equal to the excess of the fair market value of the shares of Common Stock subject to such Option, or portion thereof, so surrendered (determined in the manner described in subsection 7(b) as of the date the SARs are exercised) over the exercise price to acquire such shares. Such payment may be made, as determined by the Committee in accordance with subsection 8(c) below and set forth in the Option Agreement, either in shares of Common Stock or in cash or in any combination thereof.

          (b) Grant.  Each SAR shall relate to a specific Option granted under
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the Plan and shall be granted to the Optionee concurrently with the grant of such Option by inclusion of appropriate provisions in the Option Agreement pertaining thereto. The number of SARs granted to an Optionee shall not exceed the number of shares of Common Stock which such Optionee is entitled to purchase pursuant to the related Option. The number of SARs held by an Optionee shall be reduced by (i) the number of SARs exercised under the provisions of the Option Agreement pertaining to the related Option, and (ii) the number of shares of Common Stock purchased pursuant to the exercise of the related Option.

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          (c) Payment. The Committee shall have sole discretion to determine
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whether, and shall set forth in the Option Agreement pertaining to the related
Option the circumstances under which, payment in respect of SARs granted to any Optionee shall be made in shares of Common Stock, or in cash, or in a combination thereof. If payment is made in Common Stock, the number of shares of Common Stock which shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the fair market value (as determined under subsection 7(b)) of a share of Common Stock on the exercise date exceeds the exercise price for shares covered by the related Option, by (ii) the fair market value of a share of Common Stock on the exercise date of the SARs. No fractional share of Common Stock shall be issued on exercise of an SAR; cash may be paid by the Company to the individual exercising an SAR in lieu of any such fractional share. If payment on exercise of an SAR is to be made in cash, the individual exercising the SAR shall receive in respect of each share to which such exercise relates an amount of money equal to the difference between the fair market value of a share of Common Stock on the exercise date and the exercise price for shares covered by the related Option.

          (d) Limitations. SARs shall be exercisable at such times and under
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such terms and conditions as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreements pertaining to the related Options; provided, however, that an SAR may be exercised only at such times and by such individuals as the related Option under the Plan and the Option
Agreement may be exercised.

     9.   Exercise. No Option or SAR associated therewith shall be deemed
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to have been exercised prior to the receipt by the Company of written notice of such exercise and, in the case of an Option exercise, of payment in full of the exercise price for the shares to be purchased. The date on which the Company receives such notice, together with payment of the exercise price and all information or acknowledgments required herein, shall be the exercise date of the Option or SAR. Each such notice shall specify the number of shares to which the exercise pertains and, in the case of an Option, shall (unless the shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that
(i) the shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend

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referring to the foregoing restrictions on transfer may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending (A) registration under federal or state securities laws or (B) the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event in (A) or (B) has occurred.

     10.  Terms and Conditions of Awards.  Awards granted pursuant to the
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Plan shall be evidenced by written Award Agreements in such form as the
Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

          (a) Number of Shares.  Each Award Agreement shall state the
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number of shares of Common Stock to which it pertains.

          (b) Purchase Price.  Each Award Agreement shall specify the purchase
              --------------
price, if any, which applies to the Award. If the Board specifies a purchase price, the Grantee shall be required to make payment on or before the date specified in the Award Agreement. A Grantee shall pay for shares (i) in cash,
(ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

          (c) Transfer.  In the case of an Award which provides for a transfer
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of shares without any payment by the Grantee, the transfer shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the transfer shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing shares transferred pursuant to an Award shall be issued in the sole name of the Grantee. Notwithstanding the foregoing, as a precondition to a transfer, the Company may require an acknowledgment by the Grantee as required under section 9.

          (d) Forfeiture Conditions.  The Committee shall specify in an Award
              ---------------------
Agreement any conditions under which the Grantee of that Award shall be required to convey to the Company the shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for shares transferred pursuant to an Award be held in escrow by the Company or an appropriate officer of the Company until such time as each and every forfeiture condition has lapsed and that the Grantee be required, as a condition of the transfer, to deliver to such escrow agent stock powers covering the transferred shares duly endorsed by the Grantee. Stock certificates evidencing shares subject to forfeiture

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shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that the shares may not be sold or otherwise transferred.

          (e) Lapse of Conditions.  Upon termination or lapse of each and every
              -------------------
forfeiture condition, the Company shall cause certificates without the legend referring to the Company's repurchase right (but with any other legends that may be appropriate) evidencing the shares covered by the Award to be issued to the Grantee upon the Grantee's surrender of the legended certificates held by him to the Company.

          (f) Rights as Shareholder.  Upon payment of the purchase price, if
              ---------------------
any, for shares covered by an Award and compliance with the acknowledgment requirement of subsection 10(c), the Grantee shall have all of the rights of a shareholder with respect to the shares of Common Stock covered thereby, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

     11.  Adjustments on Changes in Capitalization.  The aggregate number
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of shares and class of shares as to which Options or Awards may be granted hereunder, the number of shares covered by each outstanding Option and the exercise price thereof, and the number of shares subject to forfeiture with respect to each Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. In the event of any adjustment relating to shares covered by an Award and still subject to forfeiture, the foregoing provisions and the provisions of subsection 10(d) shall apply to the certificates issued in connection with the adjustment. The Committee shall have authority to determine the adjustments to be made under this section and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such without the consent of the Optionee.

     12.  Amendment of the Plan.  The Company's Board may amend the Plan
          ---------------------
from time to time in such manner as it may deem advisable. Nevertheless, the Company's Board may not, without obtaining approval by vote of a majority of the outstanding voting stock of the Company, within twelve months before or after such action, change the class of individuals eligible to receive an ISO, extend the expiration date of the Plan or increase the maximum number of shares as to which Options or Awards may be granted, except as provided in section

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11 hereof. No amendment to the Plan shall adversely affect any outstanding
Option or Award, however, without the consent of its holder.

          13.  Continued Employment.  The grant of an Option or Award pursuant
               --------------------
to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain an Optionee or Grantee in the employ of the Company or an Affiliate or as a member of the Board or in any other capacity.

          14.  Withholding of Taxes.  Whenever the Company proposes or is
               --------------------
required to deliver or transfer shares or cash in connection with the exercise of an Option, SAR or Award, the Company shall have the right to (a) require the intended transferee to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such shares, or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, including, without limitation, withholding a portion of any shares or cash otherwise deliverable pursuant to the Plan. The Company's obligation to make any delivery or transfer of shares under the Plan shall be conditioned on the Optionee's or Grantee's compliance with any withholding requirement to the satisfaction of the Company.

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